As filed with the Securities and Exchange Commission on March 24, 2020.
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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

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              FIRST TRUST/ABERDEEN GLOBAL OPPORTUNITY INCOME FUND
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                (Name of Registrant as Specified in Its Charter)


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




PRESS RELEASE                    SOURCE: First Trust/Aberdeen Global Opportunity
                                                                     Income Fund

FIRST TRUST/ABERDEEN GLOBAL OPPORTUNITY INCOME FUND ANNOUNCES POSTPONEMENT OF ITS ANNUAL MEETING OF SHAREHOLDERS

Wheaton, IL - (BUSINESS WIRE) - March 24, 2020 - First Trust/Aberdeen Global Opportunity Income Fund (the "Fund"), a Massachusetts business trust, announced today that the Fund's annual meeting of Shareholders originally scheduled to be held on March 26, 2020 will be postponed to Tuesday, April 7, 2020 at 12:00 p.m. Central Time (the "Annual Meeting"). The January 6, 2020 record date for determining shareholders entitled to vote remains unchanged.

The Annual Meeting has been postponed due to the public health impact of the coronavirus pandemic (COVID-19) and the "shelter in place" order from the Governor of the State of Illinois. This change has been made out of an abundance of caution and is intended to support the health and well-being of the Fund's shareholders.

Shareholders who have not yet voted on matters to be considered at the Annual Meeting by submitting their proxies are encouraged to do so. The Board encourages you to vote FOR the election of Robert F. Keith as a Class I Trustee and AGAINST the non-binding shareholder proposal.

The Fund is a diversified, closed-end management investment company. The Fund's primary investment objective is to provide current income. The Fund's secondary objective is capital appreciation. The Fund seeks to achieve its investment objectives by investing in the world bond markets through a diversified portfolio of investment grade and below-investment grade government and corporate debt securities.


The Proxy Statement is available on the Internet at https://www.ftportfolios.com/Retail/Cef/CefFundNews.aspx?Ticker=FAM.
The proxy card included with the proxy materials previously distributed will not be updated to reflect the postponement of the Annual Meeting, and such proxy card may continue to be used to vote your shares in connection with the Annual Meeting.


Contact
Jim Dykas 630-517-7665
Jeff Margolin 630-765-7643


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Source: First Trust/Aberdeen Global Opportunity Income Fund